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EXHIBIT 10.15


                               FIRST AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is entered into as of May 16, 2003 (this "AMENDMENT"), by and among OVERHILL FARMS, INC., a Nevada corporation (the "Company"), the entities from time to time parties thereto as Guarantors, and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER").

                                 R E C I T A L S

         A. The Company, the entities from time to time parties thereto as Guarantors (including Overhill Ventures) and the Purchaser are parties to that certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which, among other things, on and as of the Effective Date, the parties amended and restated the Existing Securities Purchase Agreement, all on the terms and subject to the conditions set forth therein and in the other Investment Documents. Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

         B. Pursuant to Section 8.28 of the Securities Purchase Agreement, not later than the close of business on April 24, 2003, the Company was obligated to issue and sell to the Purchaser the April 2003 Shares and to deliver to the Purchaser a certificate representing the April 2003 Shares against delivery of the April 2003 Share Purchase Price. (The First Amendment to Amended and Restated Securities Purchase Agreement required the Company to issue and sell the April 2003 Shares to the Purchaser on or before April 16, 2003.) Since the First Amendment to Amended and Restated Securities Purchase Agreement Effective Date, the Purchaser has been ready, willing and able to deliver the April 2003 Share Purchase Price to the Company in exchange for the April 2003 Shares. The Company failed to issue and sell the April 2003 Shares to the Purchaser on or before April 24, 2003.

         C. On or about April 4, 2003, the Company filed with the AMEX the Listing Application (as defined in the First Amendment to Amended and Restated Securities Purchase Agreement) to obtain the approval of the listing of the April 2003 Shares with the AMEX. The Company has advised the Purchaser that the AMEX has conditioned its approval of the Listing Application on the Company obtaining the vote required by the AMEX of the holders of the capital stock of the Company to the issuance and sale to the Purchaser of the April 2003 Shares. Accordingly, the Company has requested that the Purchaser amend Section 8.28 of the Securities Purchase Agreement, effective April 24, 2003, to, among other things, extend the date upon which the Company is obligated to issue and sell to the Purchaser the April 2003 Shares to June 30, 2003, so that the Company may obtain the requisite vote of its stockholders to such issuance and sale.


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         D. The Purchaser is willing to grant the Company's request to amend the
Securities Purchase Agreement as provided for herein, but only on the terms and subject to the conditions set forth herein.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. AMENDMENTS TO SECURITIES PURCHASE AGREEMENT. Effective as of April 24, 2003, pursuant to Section 12.3 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

                  (a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

                           "'FIRST AMENDMENT' shall mean that certain First
                  Amendment to Second Amended and Restated Securities Purchase Agreement dated as of May 16, 2003."

                           "'FIRST AMENDMENT EFFECTIVE DATE' shall have the
                  meaning set forth in the First Amendment."

                           "'MAY 2003 FIRST AMENDMENT FEE' shall have the
                  meaning set forth in Section 2(c) of the First Amendment."

                  (b) Section 1.1 of the Securities Purchase Agreement shall be further amended by amending the following existing definitions to read in their entirety as follows, respectively:

                           "'ADJUSTED CURRENT ASSETS' shall mean, collectively,
                  (i) cash, (ii) accounts receivable, net, (iii) inventory, net, and (iv) prepaid expenses (including, for purposes of this calculation, any prepaid expenses attributable to that certain operating lease dated January 24, 2001, between the Company and General Electric Capital Corporation, under which the Company leased four Frigoscandia spiral freezers (serial numbers 10651, 10652, 10653 and 10654) and related equipment, whether such prepaid expenses are classified as long-term or short-term), in each case determined in accordance with GAAP."

                           "'NET INCOME (LOSS)' shall mean, for any period, net
                  income (loss) after Taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, all computed in accordance with GAAP; PROVIDED, HOWEVER, that, for purposes of calculating minimum EBITDA under Section 9.14(a), minimum Fixed Charge Coverage Ratio under Section 9.14(b) and maximum Leverage Ratio under
                  Section 9.14(c), the following shall be excluded from the calculation of Net Income (Loss):


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                                    (i) the costs incurred by the Company in
                           connection with the restoration required to be made at the manufacturing facilities located at 7666 Formula Place in San Diego, California, up to a maximum of $250,000;

                                    (ii) the aggregate non-cash losses recorded
                           as a direct result of a write-down of the value of American Airlines inventory or of Accounts owed by American Airlines, in each case due to a bankruptcy filing by or against American Airlines, in an amount not to exceed (A) $1,500,000 if the filing occurs during the period commencing on the Effective Date and ending on April 30, 2003; (B) $1,300,000 if the filing occurs during the period commencing on May 1, 2003 and ending on May 31, 2003; (C) $1,100,000 if the filing occurs during the period commencing on June 1, 2003 and ending on June 30, 2003; (D) $1,000,000 if the filing occurs during the period commencing on July 1, 2003 and ending on July 31, 2003; (E) $900,000 if the filing occurs during the period commencing on August 1, 2003 and ending on August 31, 2003; and (F) $800,000 if the filing occurs on or after September 1, 2003; and

                                    (iii) the May 2003 First Amendment Fee.

                           Any accounting gains associated with the recovery of
                  any of the costs or write-offs described in clauses (i) and
                  (ii) above shall also be excluded from Net Income (Loss)."

                           "'NET WORKING CAPITAL' shall mean, at any time, (i)
                  Adjusted Current Assets at such time, MINUS (ii) Adjusted Current Liabilities at such time; PROVIDED, however, that, for purposes of calculating minimum Net Working Capital under
                  Section 9.14(g), the May 2003 First Amendment Fee shall be excluded from the calculation of Adjusted Current Assets."

                           "'OVERHILL VENTURES' shall have the meaning set forth
                  in the recitals."

                  (c) Section 8.28 (Issuance of April 2003 Shares) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

                           "8.28 ISSUANCE OF APRIL 2003 SHARES; SPECIAL
                  STOCKHOLDERS MEETING.


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                                    (a) As soon as practicable following the
                           First Amendment Effective Date, but not later than June 30, 2003 (subject to Section 8.28(d)), the Company shall issue and sell to the Purchaser the April 2003 Shares in exchange for the April 2003 Share Purchase Price (as defined in the First Amendment to Amended and Restated Securities Purchase Agreement). Upon delivery of an original stock certificate representing the April 2003 Shares, duly executed by the Company, the Purchaser shall pay to the Company the April 2003 Share Purchase Price. (The parties acknowledge that the Company's obligation to issue and sell to the Purchaser the April 2003 Shares as provided for in this Section 8.28(a) is substantially the same obligation of the Company set forth in Section 9(b) of the First Amendment to Amended and Restated Securities Purchase Agreement.)

                                    (b) If the Company is required to obtain the
                           approval of the AMEX to the Listing Application (as defined in the First Amendment to Amended and Restated Securities Purchase Agreement) and/or the AMEX conditions its approval of the Listing Application on the Company obtaining the approval of its stockholders to the issuance and sale of the April 2003 Shares, then, promptly following the First Amendment Effective Date, the Company take all such actions as are necessary under Applicable Laws or otherwise to call, give notice of and hold a special meeting of the stockholders of the Company (the "SPECIAL STOCKHOLDER MEETING") to vote upon the issuance and sale to the Purchaser of the April 2003 Shares in accordance with the requirements of the AMEX so that the Company may issue and sell to the Purchaser the April 2003 Shares on or prior to June 30, 2003 (subject to Section 8.28(d)). The Company shall, through its Board of Directors, recommend to its stockholders approval of the issuance and sale to the Purchaser of the April 2003 Shares, shall use its best efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify, such recommendation. The Company shall ensure that all proxies solicited in connection with the Special Stockholder Meeting are solicited in compliance with all Applicable Laws.

                                    (c) Without limiting the generality of the
                           foregoing, the Company shall immediately commence the preparation of, and promptly thereafter file with the SEC, a proxy statement to be sent to the Company's stockholders in connection with the Special Stockholder Meeting and shall use its best efforts to respond to any comments of the SEC and to cause such proxy statement to be mailed to the Company's stockholders as promptly as practicable. The Company and its counsel shall notify the Purchaser within one
                           (1) day of the receipt of any comments from the SEC and of any request by the SEC for any amendments or


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                           supplements to such proxy statement or for additional
                           information and will supply the Purchaser with copies of all correspondence between the Company and any of its representatives, on the one hand, and the SEC, on the other. The Company shall give the Purchaser an opportunity to comment on any correspondence with the SEC and shall not transmit any such material to which the Purchaser reasonably objects. If at any time prior to the Special Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to such proxy statement, the Company shall promptly prepare such amendment or supplement and after obtaining the consent of the Purchaser to such amendment or supplement, shall promptly transmit such amendment or supplement to the Company's stockholders.

                                    (d) The Company Parties acknowledge and
                           agree that the failure of the Company to issue and sell to the Purchaser the April 2003 Shares on or before June 30, 2003, shall constitute an Event of Default as of such date; PROVIDED, HOWEVER, that if the Company has not obtained on or prior to June 30, 2003, the requisite vote of its stockholders to the issuance and sale to the Purchaser of the April 2003 Shares, then, upon receipt by the Purchaser, on or prior to June 30, 2003, of a written notice from the Company notifying the Purchaser that it has not yet obtained the requisite vote of its stockholders to the issuance and sale to the Purchaser of the April 2003 Shares, the date upon which the Company shall be obligated to issue and sell to the Purchaser the April 2003 Shares shall be automatically extended to July 20, 2003, and no Event of Default shall be deemed to have occurred as of June 30, 2003; PROVIDED, HOWEVER, that the Company Parties acknowledge and agree that Company's subsequent failure to issue and sell to the Purchaser the April 2003 Shares on or before July 20, 2003, shall constitute an Event of Default as of July 20, 2003 (and such Event of Default shall not be deemed curable)."

         2. CONDITIONS PRECEDENT TO AMENDMENTS. The effectiveness of the amendments set forth in Section 1 as of April 24, 2003, shall be subject to the satisfaction, in the Purchaser's sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

                  (a) FIRST AMENDMENT EFFECTIVE DATE. All of the conditions precedent set forth in this Section 2 shall be satisfied on or before May 16, 2003.


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                  (b) REPRESENTATIONS AND WARRANTIES. The Purchaser shall have received from the Company an Officers' Certificate, in form and substance satisfactory to the Purchaser, dated as of the First Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) after giving effect to this Amendment, each of the representations and warranties of the Company contained in the Securities Purchase Agreement was true and correct on and as of the date made and was true and correct on and as of the First Amendment Effective Date, with the same effect as if made on and as of the First Amendment Effective Date; and (ii) no Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment and (iii) since September 29, 2002, no Material Adverse Change has occurred other than as previously disclosed to the Purchaser in writing or as previously disclosed in the Company's SEC Documents.

                  (c) MAY 2003 FIRST AMENDMENT FEE. The Purchaser shall have received from the Company, by wire transfer in immediately available funds, a non-refundable amendment fee (the "MAY 2003 FIRST AMENDMENT FEE") with respect to the Purchaser's agreement to amend the Securities Purchase Agreement as provided in Section 1 in the amount of $125,000.

                  (d) CONSENTS. The Company shall have obtained all Consents required to be obtained from all Governmental Authorities and other Persons in connection with the execution, delivery and performance of this Amendment, and the Purchaser shall have approved the terms and conditions thereof.

                  (e) CERTIFIED BOARD RESOLUTIONS. The Purchaser shall have received a Secretary's Certificate from each of the Company and Overhill Ventures, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of the Company or Overhill Ventures, as the case may be, certifying as to the resolutions of the Board of Directors of the Company or Overhill Ventures, as the case may be, approving the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Purchaser to enter into this Amendment, the Company represents and warrants to the Purchaser as follows:

                  (a) AUTHORIZATION; BINDING EFFECT. Each of the Company and the Guarantor has the full power and authority to enter into, deliver and perform its obligations under this Amendment. The execution, delivery and performance by the Company and the Guarantor of this Amendment and the consummation of the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company and the Guarantor, respectively. This Amendment has been duly executed and delivered by the Company and the Guarantor and constitutes the legal, valid and binding obligations of the Company and the Guarantor, enforceable against the Company and Overhill Ventures in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.


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                  (b) NO CONFLICT. The execution, delivery and performance by the Company and the Guarantor of this Amendment and the consummation of the transactions contemplated hereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or (iii) any term of any Material Contract, indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

         4. CONFIRMATION; FULL FORCE AND EFFECT. The amendments set forth in
Section 1 above shall amend the Securities Purchase Agreement on and as of the First Amendment Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the First Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Note, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Investment Documents, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

         5. CONFIRMATION OF GUARANTY. The Guarantor hereby acknowledges that it has read this Amendment and consents to its terms. Further, the Guarantor hereby
(a) confirms that it is a party to the Guaranty and that, among other things, the payment and performance of the Obligations is guarantied by it under the Guaranty, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Guaranty, the Collateral Documents and the other Investment Documents to which it is a party or which it has consented to or acknowledged and (c) confirms that the Guaranty, the Collateral Documents and the other Investment Documents to which it is a party remain in full force and effect in accordance with their respective terms.

         6. NO OTHER AMENDMENTS. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser under or in connection with the Securities Purchase Agreement, the Note, the Collateral Documents and the other Investment Documents, Applicable Laws or otherwise and, except as expressly provided in Section 1 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement or any Investment Document or the obligations of the Company Parties thereunder. In addition, nothing contained in this Amendment is intended to constitute, or shall be construed as, a waiver of any breach, violation, Default or Event of Default, whether past, present or future, under the Securities Purchase Agreement, the Note, the Collateral Documents or any other Investment Document, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company Parties (or any of them) or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Note, the Collateral Documents and the other Investment Documents, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.


                                      -7-
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         7. MISCELLANEOUS PROVISIONS.

                  (a) ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Amendment constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

                  (b) GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

                  (c) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.







                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

                                    COMPANY

                                    OVERHILL FARMS, INC., a Nevada corporation


                                    By: /S/ JAMES RUDIS
                                        ---------------------------------------
                                        James Rudis
                                        President and Chief Executive Officer


                                    By: /S/ JOHN STEINBRUN
                                        ---------------------------------------
                                        John Steinbrun
                                        Senior Vice President and Chief
                                        Financial Officer

                                   GUARANTOR

                                   OVERHILL L.C. VENTURES, INC., a California corporation


                                   By: /S JAMES RUDIS
                                       ----------------------------------------
                                       James Rudis
                                       President


                                   PURCHASER

                                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                                   By: LLCP California Equity Partners II,
                                   L.P., a California limited partnership, its
                                   General Partner

                                   By: Levine Leichtman Capital Partners, Inc.,
                                   a California corporation, its General Partner

                                   By: /S/ ARTHUR E. LEVINE
                                       -----------------------------------------
                                       Arthur E. Levine
                                       President




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